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                                                                       Exhibit 5


                                [Letterhead of]

                            Cravath, Swaine & Moore





                                        June 16, 1994


                          The Washington Post Company
                     500,000 Shares of Class B Common Stock

Dear Sirs:

               We have acted as counsel for The Washington Post Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, and amended (the "Securities Act") with respect to 500,000 additional shares of Class B Common Stock, par value $1.00 per share, of the Company (the "Shares") reserved for issuance to officers and key employees of the Company under the Company's Stock Option Plan, as amended (the "Stock Option Plan").

               In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion. In this examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and conformity to original documents of all documents submitted to us as certified or photostatic copies.

               Based upon the foregoing, we are of opinion that the Shares are validly authorized and, when issued under the Company's Stock Option Plan in accordance with the terms thereof, will be legally issued, fully paid and nonassessable.

               We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America and the General Corporation law of the State of Delaware.
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               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        Cravath, Swaine & Moore

The Washington Post Company
    1150 15th Street, N.W.
        Washington, DC  20071



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